FEDERAL IDENTIFICATION
                                                          NO.    04-2751645
                                                             -------------------


                           THE COMMONWEALTH OF MASSACHUSETTS
---------                       William Francis Galvin
Examiner                     Secretary of the Commonwealth
                 One Ashburton Place, Boston, Massachusetts 02108-1512


N.A.                             ARTICLES OF AMENDMENT
---------               (General Laws, Chapter 156B, Section 72)
Name
Approved

            We,             Michael F. Young                      , *President
               --------------------------------------------------

            and             David L. Renauld                      , *Clerk
                -------------------------------------------------

            of              Telaxis Communications Corporation
               ----------------------------------------------------------------,
                                  (Exact name of corporation)

                          20 Industrial Drive East, South Deerfield,
            located at               Massachusetts  01373
                      --------------------------------------------------------,
                           (Street address of corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

                                            IV
           ---------------------------------------------------------------------
               (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

           of the Articles of Organization were duly adopted at a meeting

           held on   June 24, 2003,      by vote of     39,233,084  shares of
                     --------------                    ------------
                     Common Stock                            of     54,208,312  shares outstanding,
           -------------------------------                         ------------
           (type, class & series, if any)

                     shares of                               of                 shares outstanding, and
           ---------          ------------------------------     ------------
                              (type, class & series, if any)

                     shares of                               of                 shares outstanding,
           ---------          ------------------------------     ------------
                              (type, class & series, if any)

   C  |_|
   P  |_|  **being at least a majority of each type, class or series outstanding
   M  |_|    and entitled to vote thereon: / or
 R.A. |_|

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------------------------------------------------------|
        WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS          |
--------------------------------------------------------------------------------
  TYPE     |   NUMBER OF SHARES    |   TYPE     | NUMBER OF SHARES | PAR VALUE |
-----------|-----------------------|------------|------------------|-----------|
Common:    |                       | Common:    |                  |           |
-----------|-----------------------|------------|------------------|-----------|
           |                       |            |                  |           |
-----------|-----------------------|------------|------------------|-----------|
Preferred: |                       | Preferred: |                  |           |
-----------|-----------------------|------------|------------------|-----------|
                                                                               |
--------------------------------------------------------------------------------



Change the total authorized to:

-------------------------------------------------------------------------------|
        WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS          |
--------------------------------------------------------------------------------
  TYPE     |   NUMBER OF SHARES    |   TYPE     | NUMBER OF SHARES | PAR VALUE |
-----------|-----------------------|------------|------------------|-----------|
Common:    |                       | Common:    |                  |           |
-----------|-----------------------|------------|------------------|-----------|
           |                       |            |                  |           |
-----------|-----------------------|------------|------------------|-----------|
Preferred: |                       | Preferred: |                  |           |
-----------|-----------------------|------------|------------------|-----------|
                                                                               |
--------------------------------------------------------------------------------

     To replace the first two paragraphs under Article IV, Capital Stock in its entirety with the following two paragraphs:

     The total number of shares of all classes of stock which the corporation shall have authority to issue is One Hundred Twenty-Six Million Five Hundred Eighty Thousand (126,580,000) shares, consisting of One Hundred Million {100,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and Twenty-Six Million Five Hundred Eighty Thousand (26,580,000) shares of Preferred Stock, per value $.01 per share (the "Preferred Stock").

      At the same time as the Articles of Amendment in which this text is contained become affective (the "Effective Time"), each one (1) share of Common Stock issued and outstanding or held in the treasury of the corporation immediately prior to the Effective Time, will be and hereby is automatically reclassified and changed (without any further act) into twenty-five (25) fully-paid and nonassessable shares of Common Stock, without increasing or decreasing the par value thereof, and each fraction of a share of Common Stock issued and outstanding or held in the treasury of the corporation immediately prior to the Effective Time will be and hereby is automatically reclassified and changed (without any further act) into a number of fully-paid and nonassessable shares of Common Stock equal to the product of twenty-five (25) and such fraction, which product shall be rounded up to the nearest whole share.















Thc foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: July 9, 2003 at 6:01 p.m.
                      -------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this    3rd        day of , July
                                           --------------         -------, 2003,


/s/ Michael F. Young                              Michael F. Young, *President
------------------------------------------------------------------


/s/ David L. Renauld                              David L. Renauld, *Clerk
------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

           =========================================================


           I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 8th day of July, 2003.



           Effective date:                July 9, 2003
                           -----------------------------------------





                                                /s/ William Francis Galvin
                                                  WILLIAM FRANCIS GALVIN
                                              Secretary of the Commonwealth









                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


                             David L. Renauld, Esq.
           -----------------------------------------------------------

                            20 Industrial Drive East
           -----------------------------------------------------------

                      South Deerfield, Massachusetts 01373
           -----------------------------------------------------------

           Telephone: (413) 665-8551 x215
                      ------------------------------------------------